Exhibit 10.4(b)

Executive Grant, March 24, 2011

MICHAEL BAKER CORPORATION

Michael Baker Corporation Long-Term Incentive Plan

AMENDMENT TO RESTRICTED STOCK AGREEMENT

WHEREAS, Michael Baker Corporation (the “Corporation”) and                     , an employee of the Corporation (the “Grantee”) have previously entered into an agreement (the “Agreement”) dated as of March 24, 2011- regarding a restricted stock award (the “Restricted Stock Award”) granted on such date under the Michael Baker Corporation Long-Term Incentive Plan;

WHEREAS, the Corporation and the Grantee desire to amend the Agreement to reflect certain additional events that will cause a lapse of restrictions on the Restricted Stock Award; and

WHEREAS, the Grantee consents and agrees to this amendment to the Agreement.

NOW THEREFORE, the foregoing whereas clauses are incorporated herein, and the Corporation and the Grantee, for good and valuable consideration the receipt and adequacy of which are hereby acknowledged and intending to be legally bound hereby, do hereby agree, with respect to the Restricted Stock Award, as follows:

1. Section 3.2 of the Agreement shall be amended to add the following additional subsections (c) and (d):

(c) Termination for Convenience of the Corporation. If the Grantee’s employment is terminated by, and for the convenience of, the Corporation “without cause,” as defined in Section 3.5(d) of the Plan, the restrictions on Disposition of the Common Stock set forth in Section 2.1 hereof shall lapse immediately upon termination of the Grantee’s employment with the Corporation.

(d) Termination By Grantee for Good Reason. If the Grantee’s employment is terminated voluntarily with “Good Reason”, subject to the required notice and cure periods set forth herein, the restrictions on Disposition of the Common Stock set forth in Section 2.1 hereof shall lapse immediately upon termination of the Grantee’s employment with the Corporation. For purposes of this Agreement, “Good Reason” means the occurrence of any of the following, without the consent of the Grantee; provided, however, that the Grantee must provide notice to the Corporation of any such act or failure to act within 90 days of the initial existence of such act or failure to act, and, if the Corporation remedies and corrects such act or failure to act during the period of 30 days following the Grantee’s notice, such act or failure to act shall not constitute “Good Reason” under this Agreement:

(i) a reduction or adverse alteration in the nature of the Grantee’s position, duties, or responsibilities from those in effect on the Grant Date,

(ii) the assignment to the Grantee of duties inconsistent with the Grantee’s position as of the Grant Date,

(iii) a reduction by the Corporation in the Grantee’s base salary as in effect on the Grant Date or as the same shall be increased from time to time,

(iv) the Corporation’s requiring the Grantee to be based at a location in excess of fifty (50) miles from the location where the Grantee is based on the Grant Date, or

(v) any purported termination of the employment of the Grantee by the Corporation other than a termination for “cause”; provided that, for purposes of this Agreement a termination for “cause” shall mean any termination of employment where it can be shown that the Grantee has (aa) willfully failed to perform his or her employment duties for the Corporation or an Affiliate, (bb) willfully engaged in conduct that is materially injurious to the Corporation or an Affiliate, monetarily or otherwise, or (cc) committed acts that constitute a felony under applicable federal or state law or constitute common law fraud; provided, further, that for purposes of this Agreement no act or failure to act on a Grantee’s part shall be considered “willful” unless done, or omitted to be done, by him or her not in good faith and without reasonable belief that his or her action or omission was in the best interest of the Corporation or Affiliate.

2. Section 4.3 of the Agreement shall be amended and restated in its entirety to read as follows:

This is the Award Agreement referred to in Section 2.3(b) of the Plan. Except as provided in Section 3.2(c) and (d), which represent terms established by the Committee in its discretion, in the event of any inconsistency between the provisions of this Agreement and the Plan, the Plan shall govern. A copy of the Plan may be obtained from the Corporation’s Human Resources Department.

3. Section 4.6 of the Agreement shall be amended and restated in its entirety to read as follows:

4.6 Forfeiture and Repayment. If:

(a) during the course of the Grantee’s employment with the Corporation, the Grantee engages in conduct or it is discovered that the Grantee engaged in conduct that is materially adverse to the interests of the Corporation, including failures to comply with the Corporation’s rules or regulations, fraud, or conduct contributing to any financial restatements or irregularities; or

(b) during the course of the Grantee’s employment with the Corporation, the Grantee engages in or it is discovered that the Grantee engaged in competition with the Corporation or its Affiliates;

the Corporation may cancel all or any portion of this award with respect to the shares subject to restrictions on Disposition and/or require repayment of any shares (or the value thereof) or amounts which were acquired from the award. Notwithstanding the foregoing, the prohibition on competition provided in Section 4.6(b) shall not apply to any post-termination period of employment where the Grantee’s employment is terminated “without cause”, as defined in Section 3.5(d) of the Plan, within two years following the occurrence of a Change of Control.

4. The Agreement is, in all other respects, unchanged and is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.

IN WITNESS WHEREOF, the Corporation and the Grantee have executed this amendment to the Agreement as of                     .

MICHAEL BAKER CORPORATION

By:
[Name]
[Title]

GRANTEE: